UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

|_|	Preliminary Information Statement

|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|	Definitive Information Statement

CYGNI SYSTEMS CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required

|_|	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

|_|	Fee paid previously with preliminary materials.

|_|

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CYGNI SYSTEMS CORPORATION

(a Nevada corporation)

INFORMATION STATEMENT

Date first mailed to stockholders: July 27, 2005

460 Saint-Gabriel, Suite 21

Montreal, Quebec, H2Y 2Z9

Canada

(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Cygni Systems Corporation (“Cygni” or the “Company”) in connection with the approval by the sole director of Cygni, and the written consent of the holder of a majority of Cygni’s outstanding shares of common stock, of the following resolution:

Amend Article First of Cygni’s Certificate of Incorporation by changing the Company’s name from “Cygni Systems Corporation” to “XL Generation International Inc.” (the “Amendment”).

The Amendment is described in greater detail below.

Approval of the Resolution

Section 78.320 of the Nevada Revised Statutes and the By-laws of Cygni provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On July 8, 2005, the sole director of Cygni approved and recommended the Amendment. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of July 11, 2005 have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Cygni has obtained all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated July 27, 2005 and is first being mailed to stockholders on or about July 27, 2005. Only stockholders of record at the close of business on July 11, 2005 are entitled to receive this Information Statement.

Effective Date

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the sole director, in its sole discretion. The Amendment will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.

Dissenter’s Rights of Appraisal

Neither the Articles and Bylaws of Cygni nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Amendment.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent. Upon receipt of an existing stock certificate, Pacific Stock Transfer Company (the “Transfer Agent”), of 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, Telephone (702) 361-3033, will issue to the stockholder a new certificate representing the new name of the Company.

The certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued.

Voting Securities And Principal Holders Thereof

As of July 11, 2005 there were 5,051,700 shares of common stock outstanding, each of which is entitled to one vote for the purpose of approving the Amendment.

Only stockholders of record at the close of business on July 11, 2005 are entitled to receive this Information Statement.

Reasons for Amendment to the Certificate of Incorporation

On June 29, 2005, Cygni entered into a Letter of Intent (the “Letter of Intent”) regarding a proposal to acquire XL Generation AG (“XL Gen”). By executing the Letter of Intent, XL Gen has consented to Cygni’s use of the name XL Generation International Inc. This name change, however, is not a condition to the closing of the transactions contemplated by the Letter of Intent. The sole director of Cygni has recommended that the Company’s name be changed to XL Generation International Inc.

Pursuant to the terms of the Letter of Intent, Cygni has agreed to acquire all of the issued and outstanding shares of common stock of XL Gen in exchange for the issuance at closing of an aggregate of 15 Million shares of restricted common stock (the “Common Stock”) of Cygni (the “Exchange Offer”). In the event that substantially all of XL Gen’s shareholders agree to participate in the Exchange Offer, such shareholders will thereafter collectively own approximately 60% of the issued and outstanding shares of Cygni’s Common Stock as of such date, and Cygni will hold all or substantially all of the issued and outstanding shares of XL Gen’s common stock. XL Gen is domiciled in Zug, Switzerland. To the knowledge of Cygni, all XL Gen Shareholders are non-U.S. persons. The Exchange Offer will be made to the current shareholders of XL Gen pursuant to the exemption from registration provided by Regulation S promulgated under the U.S. Securities Act of 1933, as amended. The Cygni Common Stock will be issued directly to the shareholders of XL Gen who accept the Exchange Offer. The Exchange Offer is conditioned on its acceptance by at least 90% of the stockholders of XL Gen, the completion of due diligence by Cygni, the absence of litigation related to XL Gen, and certain ministerial conditions contained in the Letter of Intent which must be performed or waived no later than August 31, 2005. At the closing of the Exchange Offer, Cygni expects to appoint a minimum of five (5) new Directors and Officers. If the closing does not occur on or before August 31, 2005, Cygni may terminate the Letter of Intent and the transactions contemplated thereunder. Notwithstanding the execution of the Letter of Intent or the change of Cygni’s name, there can be no assurance that a binding agreement regarding the acquisition will be executed between Cygni and XL Gen or that the transaction will close.

Security Ownership Of Executive Officers, Directors And Five Percent

Stockholders

The following table sets forth certain information as of July 8, 2005 concerning the common stock owned by each officer and director of the Company, and each other person known to the Company to have been the beneficial owner of more than 5% of the Company’s common stock. Unless otherwise indicated, the address for each listed stockholder is c/o Cygni Systems Corporation, 460 Saint-Gabriel, Suite 21, Montreal, Quebec, H2Y 2Z9 Canada. The total number of issued and outstanding shares of Company common stock as of such date was 5,051,700 shares.

	Amount and
	Nature of	Percentage of
	Beneficial	Shares
Name and Address of Beneficial Owner	Ownership	Outstanding

Five Percent Stockholders

DT Crystal Holdings Ltd.(1)	4,000,000	79.18%

Executive Officers and Directors

Claude Pellerin	0	0%
President, Treasurer and Secretary

All officers and directors
as group (1 person):	0	0%

(1) The address of DT Crystal Holdings Ltd. is Ansbacher House, 2nd Floor, P.O. Shirley And East Street, Box N-9934, Nassau, Bahamas.

Changes in Control During the Current Fiscal Year

As previously disclosed on Cygni’s Current Report on Form 8-K, filed with the SEC on June 22, 2005, a change of control occurred on June 17, 2005, at which time 4,000,000 shares of the Company’s common stock were sold by Kim Friesen and Andrea Meakin to DT Crystal Holdings Ltd. DT Crystal Holdings Ltd. purchased these shares pursuant to a Share Purchase Agreement dated as of June 17, 2005. DT Crystal Holdings Ltd. paid $155,000 for the 4,000,000 shares held by the Sellers. The 4,000,000 shares now owned by DT Crystal Holdings Ltd. represent 79.18% of the 5,051,700 issued and outstanding shares of the Company.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

The sole director of the Company approved the Amendment as of July 8, 2005. At that time and as of the date of this Information Statement, the directors and officers of Cygni beneficially owned no shares of common stock of Cygni.

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

July 27, 2005

By Order of the Board of Directors

/s/ Claude Pellerin
Name: Claude Pellerin
Title: President, Treasurer and Secretary

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